Exhibit 99.1

NEW YORK CITY REIT 4 th Quarter 2018 Investor Presentation

2 NYCR Highlights ▪ 9 Times Square lease - up has been a huge success with occupancy increasing 20% in 2018 to 84.3% as of year - end 2018 − Includes commencement of I Love NY as the anchor retail tenant ▪ On October 17, 2018, the Company closed on an acquisition of a 17,500 square foot medical office building in Brooklyn at 100% occupancy, and this acquisition generates an additional $1.0 million in annual cash rent ▪ Commencement of replacement lease with Knotel at 123 William Street with annualized straight - line rent (1) of $58 per square foot, a significant increase compared to the previous lease for the same space at $50 per square foot New York City REIT improved its portfolio occupancy to approximately 94%, over 5 percentage points above year - end 2017 1) Represents the GAAP basis annualized straight - line rent that is recognized over the term of the respective leases on a per squar e foot basis; includes free rent, periodic rent increases, and excludes recoveries.

3 Strong 2018 Leasing Activity (SF in thousands) Property Rentable SF 12/31/2017 Occupancy 12/31/2018 Occupancy Occupied SF Increase / (Decrease) Increased Occupancy 123 William Street 543k SF 93% 98% 31k SF x 1140 Avenue of the Americas 242k SF 89% 91% 5k SF x 9 Times Square 167k SF 64% 84% 34k SF x Other Same - Store Properties (3 Properties) 133k SF 100% 91% (12k) SF (1) - 2018 Acquisition Properties (1 Property) 18k SF n/a (2) 100% 18k SF n/a NYCR Portfolio 1.1 million SF 88.3% 93.7% 75k SF x (1) The reduction in occupancy is due to the vacancy at 421 W. 54 th Street of 12.3k SF. (2) 2017 Occupancy does not include the Brooklyn medical office building which was purchased in October 2018. This asset is 100% occ upied as of 12/31/2018 and has 17.5k SF.

4 Key Initiatives 1) Based on total mortgage notes payable, gross less cash and cash equivalents divided by total real estate investments at cost as of 12/31/2018. NYCR Continues to Execute its Investment Strategy ▪ NYCR’s management team is continuing to focus on its strategic objectives: x Emphasis on leasing activity, including both new leases and renewal activity to drive occupancy x Maintain an efficient capital structure x Pursue selective acquisitions in New York City x Position the Company for a liquidity event or sale ▪ Improved occupancy at NYCR’s three largest properties in 2018: - 123 William Street - 1140 Avenue of the Americas - 9 Times Square ▪ On October 17, 2018, the Company closed on a medical office building with an aggregate base purchase price of $15.9 million, excluding acquisition and related costs ▪ Net leverage remains low at 32% (1) providing room for additional leverage and potential portfolio growth

5 NYCR continues to be bullish on the long - term fundamentals in the New York City real estate market, particularly in the Manhattan office market New York City Market Trends 1) Source: Bureau of Labor Statistics 2) Source: Cushman & Wakefield Research, Marketbeat Manhattan Office Q4 2018 3) Source: New York City Department of City Planning Manhattan Overall Net Absorption/Asking Rents (2) NYC population is forecasted to reach 8.8mm people in 2030 Overall Vacancy Rate - Manhattan Office (2) 7.07 7.32 8.01 8.24 8.55 8.82 5.00 5.50 6.00 6.50 7.00 7.50 8.00 8.50 9.00 9.50 1980 1990 2000 2010 2020 2030 Millions NYC employment is currently at a historical high NYC Population at Record High (3) 3,684 3,761 3,812 3,712 3,730 3,818 3,905 3,999 4,130 4,255 4,341 4,414 4,499 0 1,000 2,000 3,000 4,000 5,000 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 NYC Employment Trends (1) Jobs in 000's

Portfolio Overview (as of December 31, 2018)

NYCR's portfolio of $774 million of real estate investments at cost is concentrated in seven mixed-use office and retail condominium buildings located in New York City

- Seven properties consisting of 1,102,584 square feet[(1)]
- Portfolio occupancy of 93.7%[(1)]
- Weighted average remaining lease term of 6.3 years[(2)]

Real Estate Investment Summary
($ amounts in thousands)

Portfolio	Acquisition Date	Number of Properties	Rentable Square Feet[(1)]	Occupancy[(1)]	Remaining Lease Term[(2)]	Debt[(3)]
Unencumbered Assets						
421 W 54th Street - Hit Factory	Jun. 2014	1	12,327	0%	0	
9 Times Square	Nov. 2014	1	167,390	84.3%	8.1	
Unencumbered Sub-total		*2*	*179,717*	*78.6%*	*8.1*	
Encumbered Assets						
400 E 67th Street - Laurel	Sept. 2014	1	58,750	100%	7.4	$44,610
200 Riverside Boulevard - ICON	Sept. 2014	1	61,475	100%	18.8	$5,390
123 William Street	Mar. 2015	1	542,676	98.3%	7.1	$140,000
1140 Avenue of the Americas	Jun. 2016	1	242,466	91.3%	3.7	$99,000
8713 Fifth Avenue	Oct. 2018	1	17,500	100%	6.5	$10,000
Encumbered Sub-total		*5*	*922,867*	*96.7%*	*5.9*	*$299,000*
Portfolio Totals		**7**	**1,102,584**	**93.7%**	**6.3**	**$299,000**

1) Data as of 12/31/2018.
2) Remaining lease term in years as of 12/31/18, calculated on a weighted-average basis, as applicable.
3) Mortgage notes payable, gross as of 12/31/2018.



Note: Map shows six properties located in Manhattan. Medical office building in Brooklyn not pictured.

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7 Balance Sheet Summary $ amounts in 000’s 1) Other Assets includes accumulated depreciation partially offset by, among other items, restricted cash as of 12/31/2018 in th e a mount of $6.8M. 2) Based on total mortgage notes payable, gross less cash and cash equivalents divided by total real estate investments at cost as of 12/31/2018. NYCR maintains a conservative balance sheet as net leverage stands at 32% (2) Consolidated Balance Sheets Q4 2018 Q3 2018 Total Real Estate Investments (at Cost) $774,494 $755,520 Cash 47,952 64,061 Other Assets (1) (48,704) (47,503) Total Assets $773,742 $772,078 Mortgage Note Payable, net of deferred financing costs $291,653 $281,757 Other Liabilities 38,409 41,451 Total Liabilities 330,062 323,208 Total Stockholders' Equity 443,680 448,870 Total Liabilities & Equity $773,742 $772,078 Property Outstanding Loan Amount as of 12/31/2018 Fixed / Floating Effective Interest Rate Maturity 123 William Street $140,000 Fixed 4.73% March 2027 1140 Avenue of the Americas 99,000 Fixed 4.17% July 2026 Laurel Condo / ICON Garage 50,000 Fixed 4.58% May 2028 8715 Fifth Avenue 10,000 Fixed 5.04% November 2028 Less: deferred financing costs, net (7,347) Total / Wtd. Average $291,653 4.54%

8 Management Team Katie Kurtz Chief Financial Officer and Treasurer ▪ Previously served as chief accounting officer at Carlyle GMS Finance, Inc., The Carlyle Group’s business development company, Director of Finance and Controller for New Mountain Finance Corporation, and Controller at Solar Capital Ltd ▪ Ms. Kurtz began her career at PricewaterhouseCoopers, LLP ▪ Ms. Kurtz is a certified public accountant in New York State Michael Weil Chief Executive Officer, President and Chairman of the Board of Directors ▪ Founding partner of AR Global ▪ Previously served as Senior VP of sales and leasing for American Financial Realty Trust (AFRT) ▪ Served as president of the Board of Directors of the Real Estate Investment Securities Association (REISA) Zachary Pomerantz Senior Vice President of Asset Management ▪ Former Asset Manager for NYRT, a nearly 2.0 million square foot portfolio of New York City properties ▪ Previously worked at ProMed Properties, Swig Equities, Tishman Speyer and Mall Properties

9 Supplemental Information On October 9 , 2018 , the Company repurchased 145 , 627 shares of common stock for approximately $ 3 . 0 million, at a weighted - average price per share of $ 20 . 26 pursuant to the Share Repurchase Program . On October 17 , 2018 , the Company closed on an acquisition of a medical office building with an aggregate base purchase price of $ 15 . 9 million, excluding acquisition related costs . The acquisition was funded by proceeds from a new $ 10 . 0 million mortgage loan encumbering the property with the remainder funded with cash on hand . On October 23 , 2018 , our board of directors approved an estimated net asset value per share of its common stock (“Estimated Per - Share NAV”) equal to $ 20 . 26 as of June 30 , 2018 (the “ 2018 Estimated Per - Share NAV”), which was published on October 25 , 2018 . This was the second annual update of Estimated Per - Share NAV we have published . We intend to publish subsequent valuations of Estimated Per - Share NAV at least once annually at the discretion of our board of directors . On November 16 , 2018 , the Company entered into the Second Amended and Restated Advisory Agreement with its external advisor, New York City Advisors, LLC, to reflect amendments to the Amended and Restated Advisory Agreement with the Advisor and a related amendment to the Company’s Property Management and Leasing Agreement with New York City Properties, LLC, an affiliate of the Advisor . The Advisory Agreement and the PMA Amendment were approved by a special committee of the Company’s board of directors . On March 13 , 2019 , the Company filed an amendment to its charter changing its name from American Realty Capital New York City REIT, Inc . to New York City REIT, Inc . with the Maryland State Department of Assessments and Taxation, which became effective upon filing . Note: Refer to NYCR’s Annual Report on Form 10 - K for the year ended December 31, 2018 filed on March 15, 2019 for a full descrip tion.

10 Important Information Risk Factors For a discussion of the risks which should be considered in connection with our company, see the section entitled “Item 1 A . Risk Factors” in New York City REIT, Inc . ’s (the “Company” or “NYCR”) Annual Report on Form 10 - K filed with the U . S . Securities and Exchange Commission (“SEC”) on March 15 , 2019 . Forward - Looking Statements This presentation may contain forward - looking statements . These forward - looking statements involve substantial risks and uncertainties . Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward - looking statements the Company makes . You can identify forward - looking statements by the use of forward looking terminology such as “believes,” “expects,” “may,” “will,” “would,” “could,” “should,” “seeks,” “intends,” “plans,” “projects,” “estimates,” “anticipates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases . Please review the end of this presentation and the Company’s Annual Report on Form 10 - K and Quarterly Reports on Form 10 - Q for a more complete list of risk factors, as well as a discussion of forward - looking statements .

11 Risk Factors There are risks associated with an investment in our Company . The following is a summary of some of these risks . For a discussion of the risks which should be considered in connection with our Company, see the section entitled “Item 1 A . Risk Factors” in the Company’s Annual Report on Form 10 - K filed with the SEC on March 15 , 2019 . • All of our executive officers are also officers, managers or holders of a direct or indirect controlling interest in our advisor, New York City Advisors, LLC (our "Advisor") and other entities affiliated with AR Global Investments, LLC (the successor business to AR Capital, LLC, "AR Global") ; as a result, our executive officers, our Advisor and its affiliates face conflicts of interest, including significant conflicts created by our Advisor’s compensation arrangements with us and other investor entities advised by AR Global affiliates, and conflicts in allocating time among these entities and us, which could negatively impact our operating results ; • We depend on tenants for our revenue and, accordingly, our revenue is dependent upon the success and economic viability of our tenants ; • We may not be able to achieve our rental rate objectives on new and renewal leases and our expenses could be greater, which may impact operations ; • Effective March 1 , 2018 , we ceased paying distributions . There can be no assurance we will be able to resume paying distributions at our previous level or at all ; • Our properties may be adversely affected by economic cycles and risks inherent to the New York metropolitan statistical area ("MSA"), especially New York City ; • We are obligated to pay fees, which may be substantial, to our Advisor and its affiliates ; • We may fail to continue to qualify to be treated as a real estate investment trust for United States federal income tax purposes ("REIT") ; • Because investment opportunities that are suitable for us may also be suitable for other AR Global - advised programs or investors, our Advisor and its affiliates may face conflicts of interest relating to the purchase of properties and other investments and such conflicts may not be resolved in our favor, meaning that we could invest in less attractive assets, which could reduce the investment return to our stockholders ; • No public market currently exists, or may ever exist, for shares of our common stock and our shares are, and may continue to be, illiquid ; • Our stockholders are limited in their ability to sell their shares pursuant to our share repurchase program (the "SRP") which is currently suspended and may have to hold their shares for an indefinite period of time ; • If we and our Advisor are unable to find suitable investments, then we may not be able to achieve our investment objectives, or pay distributions ; and • As of December 31 , 2018 , we owned only seven properties and therefore have limited diversification .

12 ▪ For account information, including balances and the status of submitted paperwork, please call us at (866) 902 - 0063 ▪ Financial Advisors may view client accounts, statements and tax forms at www.dstvision.com ▪ Shareholders may access their accounts at www.ar - global.com NewYorkCityREIT.com New York City REIT